EXHIBIT 10.6

AMENDED AND RESTATED SECURITY AGREEMENT

(CityCenter Land)

This Amended and Restated Security Agreement (as may be from time to time extended, modified, renewed, restated, reaffirmed, supplemented or amended, this “Agreement”) dated as of January 10, 2011 is made by CityCenter Land, LLC, a Nevada limited liability company (“Grantor”), in favor of Bank of America, N.A., as Collateral Agent for the benefit of the Secured Party, and acknowledged and agreed to by (i) Collateral Agent and (ii) each of the Issuers listed on the signature pages hereto. This Agreement amends, restates and replaces in its entirety the Existing Agreement (as defined below), and is made with reference to the following facts:

RECITALS

A. Borrower, Administrative Agent and certain Lenders are party to that certain Credit Agreement dated as of October 3, 2008 (as amended from time to time prior to the date hereof, the “Existing Credit Agreement”).

B. In connection with the Existing Credit Agreement, Grantor entered into that certain Security Agreement dated as of October 3, 2008, in favor of Collateral Agent for the benefit of the “Secured Party” defined therein, to secure each of the “Secured Obligations” defined therein (the “Existing Agreement”).

C. Borrower, Administrative Agent and certain of the Lenders party to the Existing Credit Agreement desire to amend and restate in its entirety the Existing Credit Agreement (such amended and restated agreement, the “Credit Agreement”), and in connection therewith, require as a condition of the continuing availability of credit facilities to Borrower thereunder that Grantor enter into this Agreement to continue to grant security interests to Collateral Agent for the benefit of Secured Party as hereinafter provided.

D. The Liens granted under this Agreement and the other Collateral Documents are subject to the Collateral Agent Agreement, pursuant to which Collateral Agent has been appointed to hold and administer the Liens granted pursuant to the Collateral Documents, the First Lien Intercreditor Agreement and the General Intercreditor Agreement.

E. Grantor expects to continue to realize direct and indirect benefits as the result of the continued availability of the aforementioned credit facilities to Borrower, as the result of financial or business support which will be provided to Grantor by Borrower.

F. Grantor desires to amend and restate in its entirety the Existing Agreement, and to execute this Agreement to secure each of the Secured Obligations.

AGREEMENT

NOW, THEREFORE, in order to induce Secured Party to continue to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

1. Definitions. This Agreement is the “Landco Security Agreement” referred to in the Credit Agreement. This Agreement is one of the “Collateral Documents” referred to in the Credit

Agreement, and one of the “Credit Documents” referred to in the Collateral Agent Agreement. Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement. Terms defined in the Nevada Uniform Commercial Code (the “NUCC”) and not otherwise defined in this Agreement or in the Credit Agreement shall have the meanings defined for those terms in the NUCC. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Agreement” means this Amended and Restated Security Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

“Automated People Mover” means the electric trams that operate in Las Vegas, Nevada among (i) the Bellagio Resort and Casino, (ii) the Monte Carlo Resort and Casino, and (iii) CityCenter.

“Certificates” means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged Securities.

“Collateral” means and includes all present and future right, title and interest of Grantor, in or to any Property or assets whatsoever, whether now or hereafter acquired and wherever the same may from time to time be located, and all rights and powers of Grantor, or any one or more of them, to transfer any interest in or to any Property or assets whatsoever, including, without limitation, any and all of the following Property:

(a) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, payment intangibles, rights to payment, instruments, documents, chattel paper (whether tangible or electronic), promissory notes, security agreements, guaranties, letters of credit (letter-of-credit rights), undertakings, surety bonds, insurance policies (whether or not required by the terms of the Transaction Documents), notes and drafts, and all forms of obligations owing to Grantor or in which Grantor may have any interest, however created or arising and whether or not earned by performance;

(b) All present and future general intangibles, all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, credits, reserves, loans, royalties, cost savings, deferred payments, goodwill, choses in action, liquidated damages, rights to indemnification, trade secrets, computer programs, software, customer and supplier lists, licenses, permits, copyrights, technology, processes, proprietary information, insurance proceeds of which Grantor is a beneficiary; all present and future: (i) trademarks, trade names, trade styles, service marks, all prints and labels on which said trademarks, trade names, trade styles and service marks appear, have appeared, or will appear, and all designs and general intangibles of a like nature, all applications, registrations, and recordings relating to the foregoing in the United States Patent and Trademark Office (“USPTO”) or in any similar office or agency of the United States of America, any state thereof, or any political subdivision thereof, or in any other countries, and all reissues, extensions, and renewals thereof, including, without limitation, those registered and applied-for trademarks, terms, designs and applications described in Schedule 1 attached hereto and made a part hereof (the “Trademarks”); and (ii) the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks (that portion of the Collateral described in the foregoing clauses (i) and (ii) is referred to herein as the “Trademark Collateral”); and all present and future: patents, whether foreign or domestic, applications, registrations, and recordings relating to such patents in the USPTO or in any similar office or agency of the United States of America, any state thereof, or any political subdivision thereof, or in any other countries, and all reissues, extensions, and renewals thereof, including those patents and applications, registrations and recordings described in Schedule 2 attached hereto and made a part hereof (the “Patents”); and all present and future: copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications, whether foreign or domestic, and United States, state and international registrations of the foregoing, and all reissues, extensions and renewals of the foregoing, including, without limitation, those listed on Schedule 4 hereto (the “Copyrights”), together with all income, royalties, damages and payments now or hereafter due and/or payable with respect to the foregoing; the right to sue for past, present and future infringements of rights in copyrights, all goodwill of Grantor related thereto, and any and all proceeds of any of the foregoing, including, but not limited to, any and all proceeds of licensing thereof (the “Copyright Collateral”, and collectively with the Trademark Collateral and the Patents, the “IP Collateral”);

(c) All present and future deposit accounts of Grantor, including, without limitation, any demand, time, savings, passbook or like account maintained by Grantor with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Grantor, whether or not deposited in any such deposit account;

(d) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence related thereto;

(e) All present and future goods, including, without limitation, all consumer goods, farm products, inventory, equipment, catalogs, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Grantor’s business, including all goods as defined in Nevada Revised Statute § 104.9102 or any successor statute;

(f) All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

(g) All present and future stocks, bonds, debentures, securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodity contracts, commodity accounts, subscription rights, options, warrants, puts, calls, certificates, investment property, partnership interests, limited liability company membership or other interests, joint venture interests, certificates of deposit, Investments and/or brokerage accounts, including all Pledged Collateral, and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

(g2) All tort claims arising out of the construction of CityCenter, including, without limitation, the construction of Harmon, whether such claims are against Perini, its agents, affiliates, contractors, subcontractors or any other party, and all proceeds of any such tort claims;

(g3) All present and future rights, title and interests in, appurtenant to, or associated with, the Automated People Mover;

(h) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(i) All other present and future tangible and intangible Property of Grantor (other than real property, which shall be encumbered by the Deed of Trust and any other applicable deeds of trust or mortgages for the benefit of the Secured Party);

(j) All present and future rights, remedies, powers and/or privileges of Grantor with respect to any of the foregoing, including the right to make claims thereunder or with respect thereto; and

(k) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, payment intangibles, general intangibles, deposit accounts, promissory notes, documents, instruments, certificates of deposit, chattel paper, goods, insurance proceeds, claims by Grantor against third parties for past, present and future infringement of the IP Collateral or any license with respect thereto, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

Notwithstanding anything herein to the contrary, the pledge of any Equity Interests of any Person that holds a gaming license granted by any Gaming Board or any Person that directly or indirectly owns any of the Equity Interests of a Person that holds such a gaming license shall not be effective until after approval of such pledge by all applicable Gaming Boards; provided that such pledge shall automatically be effective and such Equity Interests shall automatically be part of Collateral upon receipt of all such necessary approvals and without any further action by any party hereto.

In addition, notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Grantor shall not be deemed to have granted a security interest in, (a) any of Grantor’s rights or interests in or under, any license, contract, permit, or franchise to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the NUCC or any other applicable law (including any Debtor Relief Law) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted a security interest, in, all such rights and interests as if such provision had never been in effect, or (b) any trademark applications filed in the United States Patent and Trademark Office on the basis of Grantor’s “intent-to-use” such trademark to the extent that granting a security interest in such trademark application prior to such filing would adversely affect the enforceability or validity or result in the voiding of such trademark application, unless and until acceptable evidence of use of the trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), whereupon such trademark application will be deemed automatically included in the Collateral.

Grantor hereby agrees and covenants that it will use commercially reasonable efforts not to enter into an agreement which, by virtue of clause (a) of the foregoing paragraph, would exclude any asset of Grantor from the Collateral (unless Secured Party is prohibited from taking a security interest in such Collateral pursuant to applicable Law), and in the event that any asset of Grantor is so excluded from the Collateral, Grantor agrees to use commercially reasonable efforts to obtain all requisite consents to enable Grantor to provide a security interest in such asset pursuant hereto as promptly as practicable.

“Collateral Agent” means Bank of America, N.A., when acting in its capacity as Collateral Agent under the Collateral Agent Agreement, and any successor to Bank of America, N.A. in that capacity.

“Collateral Agent Agreement” means the Amended and Restated Collateral Agent Agreement dated as of the Closing Date among Borrower, Administrative Agent and Collateral Agent, as at any time extended, modified, renewed, restated, reaffirmed, supplemented or amended.

“Distributions” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Equity Interests” means, for any Person, any and all shares, interests, participations or other equivalents (however designated, and including capital appreciation rights) of the capital stock, membership interests, partnership interests or other equivalent equity ownership interests in or of such Person, and any and all warrants, rights or options to purchase or acquire any of the foregoing.

“Issuer” means any issuer of any Pledged Securities.

“Perini” means Perini Building Company, Inc., a Nevada corporation, and its successors and assigns.

“Pledged Collateral” means any and all property of Grantor now or hereafter pledged and delivered to Collateral Agent for the benefit of Secured Party pursuant to this Agreement, and includes without limitation (a) the Pledged Securities and any Certificates representing or evidencing the same, (b) all proceeds and products of any of the foregoing, (c) any and all collections, Distributions, cash, instruments, interest or premiums with respect to any of the foregoing and (d) any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to any of the foregoing.

“Pledged Securities” means (a) any and all Equity Interests in the Subsidiaries of Grantor now or hereafter owned by Grantor, including any interest of Grantor in the entries on the books of any securities intermediary or financial intermediary pertaining thereto (the existing Subsidiaries of Grantor are listed on Schedule 3), (b) any and all Equity Interests now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto, and (c) any and all warrants, options or other rights to subscribe to or acquire any additional Equity Interests in the Subsidiaries owned by Grantor.

“Secured Obligations” means any and all present and future Bank Obligations of any type or nature of Grantor to Secured Party, including without limitation, Grantor’s obligations under the Guaranty, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Grantor or any other obligor.

“Secured Party” means the “Lender Secured Parties” as defined in the Credit Agreement.

2. Further Assurances. At any time and from time to time at the request of Collateral Agent, Grantor shall execute and deliver to Collateral Agent for the benefit of Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to Collateral Agent, and shall cause each Issuer of Pledged Securities which has or may obtain a gaming license to use its best efforts to obtain the approval of the Nevada Gaming Commission for the pledge of such Pledged Securities, in each case as shall be necessary or desirable to fully perfect, when filed and/or recorded, Collateral Agent’s security interest for the benefit of Secured Party granted pursuant to Section 3 of this Agreement. At any time and from time to time, Collateral Agent shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Collateral Agent may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement. Before and after the occurrence of any Event of Default, at Collateral Agent’s request, Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Collateral Agent to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of Collateral Agent for the benefit of Secured Party, or the priority thereof. With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which Collateral Agent’s security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantor will upon demand of Collateral Agent deliver possession of same in pledge to Collateral Agent for the benefit of Secured Party. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantor hereby consents and agrees that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Collateral Agent to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

3. Security Agreement. For valuable consideration, Grantor hereby assigns and pledges to Collateral Agent for the benefit of Secured Party, and grants to Collateral Agent for the benefit of Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of all of the Secured Obligations. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and to the extent not prohibited by applicable Law, notwithstanding the bankruptcy of the Borrower, Grantor or any other Person or any other event or proceeding affecting any Person. All the rights, remedies, privileges and powers of Secured Party shall be exercised exclusively by the Collateral Agent for the benefit of the Secured Party.

4. Delivery of Certain Pledged Collateral. On or before the Closing Date, Grantor shall cause to be pledged and delivered to Collateral Agent for the benefit of Secured Party the Certificates, if any, evidencing the Equity Interests listed on Schedule 3 hereto. Following the Closing Date, Grantor will promptly notify Secured Party of the creation of any Certificates and deliver such Certificates to Collateral Agent for the benefit of Secured Party within 5 Business Days of their creation. All Certificates at any time delivered to Collateral Agent shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent. Collateral Agent for the benefit of Secured Party shall hold all Certificates pledged hereunder pursuant to this Agreement unless and until released in accordance with Section 5 of this Agreement.

5. Release of Pledged Collateral. Pledged Collateral that is required to be released from the pledge and security interest created by this Agreement in order to permit Grantor to consummate any disposition of stock or assets, merger, consolidation, amalgamation, acquisition, or dividend payment or distribution that Grantor is entitled to consummate pursuant to the Transaction Documents, if any, shall be so released by Collateral Agent in accordance with the terms of the Collateral Agent Agreement. Collateral Agent, at the expense of Grantor, promptly shall redeliver all Certificates and shall execute and deliver to Grantor all documents requested by Grantor that are reasonably necessary to release Pledged Collateral of record whenever Grantor shall be entitled to the release thereof in accordance with this Section.

6. Grantor’s Representations, Warranties and Agreements. Grantor represents, warrants and agrees that: (a) Grantor owns the Collateral free and clear of any Lien except as expressly permitted in the Credit Agreement and Grantor has the right and power to grant the security interests granted hereunder in the Collateral; (b) Grantor is the sole legal and beneficial owner of the Pledged Collateral in which Grantor is purporting to grant a security interest to Collateral Agent for the benefit of Secured Party, and the Pledged Collateral is not subject to any Lien other than Liens permitted under the Credit Agreement; (c) Grantor has the right and power to pledge the Pledged Collateral and grant a security interest in the Collateral to Collateral Agent for the benefit of Secured Party without the consent, approval or authorization of, or notice to, any Person (other than such consents, approvals, authorization or notices which have been obtained or given prior to the date hereof, or the approval of the Nevada Gaming Commission as described in Section 28 of this Agreement) and such pledge and security interest constitutes the valid, binding and enforceable obligation of Grantor, enforceable against Grantor in accordance with the terms hereof and the other Loan Documents, except as enforcement may be limited by, the NUCC, Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion; (d) all Equity Interests that constitute a portion of the Pledged Collateral are duly authorized, validly issued in accordance with all applicable Laws, are fully paid and non-assessable (to the extent such concepts are applicable), and represent one hundred percent (100%) of the Equity Interests owned by Grantor in each Subsidiary of Grantor; (e) except as specifically permitted under the Credit Agreement, Grantor will not: (i) sell, assign, exchange, transfer, grant a license in, or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for Liens permitted under the Credit Agreement, or (iii) take any action with respect to the Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Transaction Document; (f) Grantor will pay, prior to delinquency, all material taxes, charges, Liens and assessments against the portion of the Collateral owned by it, except such as are timely contested in good faith, and upon its failure to pay or so contest such taxes, charges, Liens and assessments, Collateral Agent at its option may pay any of them, and Collateral Agent shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (g) the Collateral will not be used for any unlawful purpose or in violation of any Law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (h) Grantor will, to the extent consistent with good business practice in its industry, keep the portion of the Collateral owned by it in reasonably good repair, working order and condition, and from time to time make all commercially reasonable repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with such portion of the Collateral in all such ways as are considered good practice by owners of like Property; (i) Grantor will take all reasonable steps to preserve and protect the portion of the Collateral owned by it, including, with respect to the Patents, Trademarks and Copyrights, the filing of any renewal affidavits and applications; (j) as of the date hereof, Grantor has no Trademarks registered, or subject to pending applications, in the USPTO, or to the best knowledge of Grantor, any similar office or agency in the United States of America other than those described in Schedule 1 attached hereto; (k) as of the date hereof, Grantor has no Patents registered, or subject to pending applications, in the USPTO, or to the best knowledge of Grantor, any similar office or agency in the United States of America other than those described in Schedule 2 attached hereto; (l) except as listed in Schedule 5 attached hereto, to the best of Grantor’s knowledge there are no actions, suits, proceedings or investigations pending or threatened in writing against Grantor before any Governmental Authority which could reasonably be expected to cause any material portion of the IP Collateral to be adjudged invalid or unenforceable, in whole or in part; (m) Grantor shall notify Secured Party concurrently with delivery of the quarterly financial statements pursuant to the Credit Agreement after filing any application for the registration of a Patent, Trademark or Copyright with the USPTO, USCO (as defined below) or any similar office or agency in the United States of America, or any State therein; (n) Grantor has not abandoned any Patent, Trademark or Copyright, and Grantor will not do any act, or omit to do any act, whereby any Patent, Trademark or Copyright may become abandoned, canceled, invalidated, unenforceable, avoided, or avoidable unless Grantor has obtained the written consent of Collateral Agent; (o) Grantor shall promptly notify Secured Party if it knows or has reason to know of any reason why any applicable registration or recording of any Patent, Trademark or Copyright may become abandoned, canceled, invalidated, or unenforceable; (p) Grantor will render any assistance, as Collateral Agent may reasonably determine is necessary, to Collateral Agent in any proceeding before the USPTO, the USCO, any federal or state court, or any similar office or agency in the United States of America, or any State therein, to maintain any Patent, Trademark .or Copyright and to protect Collateral Agent’s security interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings; (q) Grantor will promptly notify Secured Party if Grantor learns of any use by any Person of any term or design likely to cause confusion with any of the Trademarks, or of any use by any Person of any other process or product which infringes upon any of the Trademarks, and if requested by Collateral Agent, Grantor, at its expense, shall join with Collateral Agent in such action as Collateral Agent in Collateral Agent’s discretion may reasonably deem advisable for the protection of Collateral Agent’s interest for the benefit of Secured Party in and to the Trademarks; (r) Grantor assumes all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights, and Grantor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of any alleged defect in any product manufactured, promoted, or sold by Grantor (or any Affiliate or Subsidiary thereof) in connection with any Patent, Trademark or Copyright or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by Grantor or any Affiliate or Subsidiary thereof; (s) Grantor shall promptly notify Secured Party in writing of any adverse determination in any proceeding in the USPTO, USCO or any other foreign or domestic Governmental Authority, court or body, regarding Grantor’s claim of ownership in any of the Trademarks, Patents or Copyrights, and in the event of any infringement of any Trademark, Patents or Copyrights owned by Grantor by a third party, Grantor shall promptly notify Secured Party of such infringement and sue for and diligently pursue damages for such infringement (and if Grantor shall fail to take such action within one (1) month after such notice is given to Secured Party, Collateral Agent may, but shall not be required to, itself take such action in the name of Grantor, and Grantor hereby appoints Collateral Agent for the benefit of Secured Party the true and lawful attorney-in-fact of Grantor, for it and in its name, place and stead, on behalf of Grantor, to commence judicial proceedings in any court or before any other tribunal to enjoin and recover damages for such infringement, any such damages due to Grantor, net of costs and reasonable attorneys’ fees, to be applied to the Secured Obligations); (t) Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Transaction Documents; (u) Grantor will promptly notify Secured Party in writing in the event of any substantial or material damage to the Collateral (considered as a whole) from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by Section 9 hereof, Grantor will not remove or permit to be removed any material part of the Collateral from their places of business without the prior written consent of Collateral Agent, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Transaction Documents; (v) in the event Grantor changes its name or its address as either are set forth herein, Grantor will notify Secured

Party of such name and/or address change promptly, but in any event, within thirty (30) days, and (w) as of the date hereof, Grantor does not have any Copyrights registered with the United States Copyright Office (“USCO”), or any similar office or agency in the United States of America, or elsewhere other than those described in Schedule 4 attached hereto; (x) Grantor authorizes Collateral Agent to modify this Agreement by amending the Schedules hereto to include any new IP Collateral, renewal thereof or any IP Collateral applied for and obtained hereafter; and Grantor shall, upon request of Collateral Agent from time to time execute and deliver to Collateral Agent any and all assignments, agreements, instruments, documents and such other papers as may be requested by Collateral Agent to evidence the assignment of a security interest in each such IP Collateral; (y) with respect to the Copyright Collateral, Grantor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments, in each case in form and substance satisfactory to Collateral Agent, relating to the creation, validity, or perfection of the security interests provided for in this Agreement under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., 17 U.S.C. Sections 101, 201 et seq., the NUCC or other Law of the United States of America, the State of Nevada, other States or any other domestic or foreign jurisdiction as Collateral Agent may from time to time reasonably request, and shall take all such other action as Collateral Agent may reasonably require to perfect Collateral Agent’s security interest, for the benefit of Secured Party, in any of the Copyright Collateral and to completely vest in and assure to Collateral Agent its rights hereunder in any of the Copyright Collateral, and Grantor hereby irrevocably authorizes Collateral Agent or its designee, at Grantor’s expense, to execute such documents, and file such financing statements with respect thereto with or without Grantor’s signature, as Collateral Agent may reasonably deem appropriate; and (z) as of the date hereof, Grantor holds no tort claims except as described on Schedule 6 attached hereto. In the event that any recording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any other action, is required at any time to protect and preserve such security interests in the Copyright Collateral, Grantor shall, at its sole cost and expense, cause the same to be done or taken at such time and in such manner as may be necessary and as may be reasonably requested by Collateral Agent. Grantor further authorizes Collateral Agent to have this or any other similar agreement recorded or filed with the USCO or other appropriate federal, state or foreign government office.

7. Deposit Accounts. For each deposit account included in the Collateral that Grantor at any time opens or maintains, Grantor shall, at Collateral Agent’s request and option cause the depositary bank to agree to comply with at any time instructions from Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Grantor, pursuant to an agreement (a “Control Account Agreement”) in a form reasonably satisfactory to Collateral Agent. Without limitation on the foregoing, Collateral Agent shall also have the right at any time, whether or not an Event of Default shall have occurred or be continuing, to make reasonable inquiry of each applicable depositary institution at which a deposit account is maintained to verify the account balance of such deposit account.

8. Collateral Agent’s Rights Regarding Collateral. Prior to the occurrence of an Event of Default, the Secured Party shall have the inspection rights set forth in Section 6.10 of the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, in addition to the rights set forth in Section 6.10 of the Credit Agreement, at the expense of Grantor, Collateral Agent may, to the extent it may be necessary or desirable to protect the security hereunder, but Collateral Agent shall not be obligated to: (a) notify obligors on the Collateral that the Collateral has been assigned to Collateral Agent for the benefit of Secured Party; and (b) at any time and from time to time request from obligors on the Collateral, in the name of Grantor or in the name of Collateral Agent, information concerning the Collateral and the amounts owing thereon. The foregoing power of attorney is coupled with an interest and is irrevocable. Grantor shall maintain books and records pertaining to the Collateral in a manner consistent with Collateral Agent’s interests hereunder. Grantor shall at any time at Collateral Agent’s request mark the Collateral and/or Grantor’s ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Collateral Agent disclosing that they are subject to Collateral Agent’s security interests. Collateral Agent shall at any time during regular business hours on reasonable notice have reasonable access to and the right to audit any and all of Grantor’s books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Collateral Agent reasonably may deem necessary or desirable to protect its interests and the interest of Secured Party; provided, however, that any such action which involves communicating with customers of Grantor shall be carried out by Collateral Agent through Grantor’s independent auditors unless Secured Party shall then have the right directly to notify obligors on the Collateral as provided in Section 12. Collateral Agent shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations. Collateral Agent shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith. With respect to Collateral which is in the possession, custody or control or the Collateral Agent, so long as Collateral Agent exercises reasonable care with respect to any Collateral in its possession, custody or control, Collateral Agent shall have no liability for any loss of or damage to such Collateral, and in no event shall Collateral Agent have liability for any diminution in value of Collateral occasioned by economic or market conditions or events.

9. Collections on the Collateral. Except as otherwise provided in any Transaction Document, Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Collateral Agent, Grantor’s right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantor in trust for Collateral Agent and immediately delivered in kind to Collateral Agent for the benefit of Secured Party. Any remittance received by Grantor from any Person shall be rebuttably presumed to relate to the Collateral and to be subject to Collateral Agent’s security interests. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Collateral Agent or in the name of Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantor hereby authorizes Collateral Agent to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Collateral Agent shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Collateral Agent without appropriate endorsement, and Collateral Agent and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantor, to the same extent as though it were manually executed by the duly authorized officer of the Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

10. Possession of Collateral by Collateral Agent. Any or all of the Collateral delivered to Collateral Agent may be held in an interest-bearing or non-interest-bearing account, in Collateral Agent’s sole and absolute discretion, and such interest may be applied to payment of the

Secured Obligations in accordance with the Collateral Agent Agreement, the First Lien Intercreditor Agreement and the General Intercreditor Agreement. Nothing herein shall obligate Collateral Agent to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Collateral Agent’s possession, custody or control, Collateral Agent may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantor’s obligations with respect thereto, or otherwise in accordance with the Collateral Agent Agreement. Collateral Agent may at any time deliver or redeliver the Collateral or any part thereof to Grantor, and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and Collateral Agent thereafter shall be discharged from any liability or responsibility therefor. So long as Collateral Agent exercises reasonable care with respect to any Collateral in its possession, custody or control, Collateral Agent shall have no liability for any loss of or damage to such Collateral, and in no event shall Collateral Agent have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Collateral Agent shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Collateral Agent is accorded treatment substantially equal to that which Collateral Agent accords its own property, it being understood that Collateral Agent shall not have any responsibility for: (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters; or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

11. Events of Default. There shall be an event of default hereunder upon the occurrence and during the continuance of an Event of Default.

12. Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Collateral Agent and/or Secured Party may have under applicable Law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 9 hereof) or under any other Transaction Document, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice (except to the extent notice is required to be given pursuant to applicable Law or this Agreement) to Grantor and without affecting the obligations of Grantor hereunder or under any other Transaction Document, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process in accordance with applicable Law; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Collateral Agent; (d) to notify obligors on the Collateral that the Collateral has been assigned to Collateral Agent for the benefit of Secured Party and that all payments thereon are to be made directly and exclusively to Collateral Agent for the benefit of Secured Party; (e) to notify any Issuer of any Pledged Securities, and any and all other obligors on any Pledged Collateral, that the same has been pledged to Collateral Agent for the benefit of Secured Party and that all distributions related thereto, interest and other payments thereon are to be made directly and exclusively to Collateral Agent for the benefit of Secured Party; (f) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (g) to cause the Collateral to be registered in the name of Collateral Agent, as legal owner, for the benefit of Secured Party; (h) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Collateral Agent may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (i) to settle, compromise or release, on terms acceptable to Collateral Agent, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (j) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Collateral Agent or in the name of Grantor; (k) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Collateral Agent or in the name of Grantor, any and all steps, actions, suits or proceedings deemed by Collateral Agent necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon in accordance with applicable Law, and Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Collateral Agent which may release any obligor from personal liability on any of the Collateral, and Grantor waives any right not expressly provided for in this Agreement or required under the NUCC to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Collateral Agent in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Collateral Agent or Grantor may be applied by Collateral Agent without notice to Grantor to the Secured Obligations in such order and manner as set forth in the Collateral Agent Agreement, the First Lien Intercreditor Agreement and the General Intercreditor Agreement; (l) to insure, process and preserve the Collateral; (m) to exercise all rights (including voting rights), remedies, powers or privileges provided to Collateral Agent or Secured Party under any of the Transaction Documents; (n) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Collateral Agent may, at the cost and expense of Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the portion of the Collateral owned by Grantor or to properly administer and control the handling of collections and realizations thereon, and Collateral Agent shall be deemed to have a rent-free tenancy of any premises of Grantor for such purposes and for such periods of time as reasonably required by Collateral Agent; (o) to receive, open and dispose of all mail addressed to Grantor and notify postal authorities to change the address for delivery thereof to such address as Collateral Agent may designate; provided that Collateral Agent agrees that it will promptly deliver over to Grantor such opened mail as does not relate to the Collateral; (p) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; and (q) to perform any obligation of Grantor under this Agreement or any obligation of any other Person under the Transaction Documents should Grantor or such Person fail to perform such obligations; all at Collateral Agent’s option and as Collateral Agent in its sole discretion may deem advisable. Grantor will, at Collateral Agent’s request, assemble the Collateral and make it available to Collateral Agent at places which Collateral Agent may reasonably designate, whether at the premises of Grantor or elsewhere, and will make available to Collateral Agent, free of cost, all premises, equipment and facilities of Grantor for the purpose of Collateral Agent’s taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

Upon the occurrence and during the continuance of an Event of Default, Collateral Agent also shall have the right, without notice or demand (except to the extent notice and demand are required to be given pursuant to applicable Law), either in person, by agent or by a receiver to be appointed by a court (and Grantor hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Collateral Agent shall further have the right to use any of the IP Collateral for the sale of goods, completion of work in process or rendering of services in connection with enforcing any of the security interests granted to Collateral Agent for the benefit of Secured Party by Grantor. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

Any public or private sale or other disposition of the Collateral may be held at any office of Collateral Agent, or at Grantor’s places of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral’s being within the view of prospective purchasers. Collateral Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its discretion may determine, and Grantor expressly waives any right to direct the order and manner of sale of any Collateral. Secured Party or any Person on Secured Party’s behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys’ fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations entitled thereto in accordance with the Collateral Agent Agreement, the First Lien Intercreditor Agreement and the General Intercreditor Agreement, and then to the other Persons entitled thereto in accordance with the Collateral Agent Agreement, the First Lien Intercreditor Agreement and the General Intercreditor Agreement. Grantor and any other Person then obligated therefor shall pay to Collateral Agent on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Collateral Agent will send or otherwise make available to Grantor, reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Grantor at its address designated below, at least ten (10) days before the date of the sale. Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

With respect to any Collateral, including the Pledged Collateral, consisting of securities, partnership interests, joint venture interests, Investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Collateral Agent may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Collateral Agent may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Collateral Agent may: (i) approach and negotiate with a limited number of potential purchasers; and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, Grantor agrees that if such Collateral is sold for a price which Collateral Agent in good faith believes to be reasonable under the circumstances then existing, then (a) the sale shall be deemed to be commercially reasonable in all respects, and (b) Collateral Agent and Secured Party shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Collateral Agent of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may for the benefit of Secured Party use any of the Trademarks for the sale of goods, completion of work in process, or rendering of services in connection with enforcing any security interest granted by Grantor to Collateral Agent for the benefit of Secured Party. Collateral Agent may grant such license or licenses relating to the Trademark Collateral for such term or terms, on such conditions and in such manner, as Collateral Agent shall, in its sole discretion, deem appropriate. Such license or licenses may be general, special, or otherwise, and may be granted on an exclusive or nonexclusive basis throughout all or part of the United States of America, its territories and possessions, and all foreign countries. In connection with any such license or any sale or other disposition of the Trademark Collateral (or any part thereof), the Grantor shall supply to Collateral Agent, or Collateral Agent’s designee, Grantor’s knowledge and expertise relating to the manufacture and sale of the products and services bearing the Trademarks and Grantor’s customer lists and other records relating to the Trademarks and the distribution thereof.

Upon consummation of any sale of Collateral hereunder, Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantor or any other Person, and Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Collateral Agent shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Collateral Agent, and any Collateral so sold may be retained by Collateral Agent, subject to the terms of the Collateral Agent Agreement, the First Lien Intercreditor Agreement and the General Intercreditor Agreement, until the sale price is paid in full by the purchaser or purchasers thereof. Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

13. Voting Rights; Dividends; etc. With respect to any Collateral consisting of securities, partnership interests, joint venture interests, Investments or the like, including any Pledged Collateral (referred to collectively and individually in this Section 13 and in Section 14 as the “Investment Collateral”), so long as no Event of Default occurs and remains continuing:

13.1 Voting Rights. Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement, or any of the other Transaction Documents; provided, however, that Grantor shall not exercise, or shall refrain from exercising, any such right if it could reasonably be expected to result in a Default or an Event of Default.

13.2 Interest Dividend and Distribution Rights. Except as otherwise provided in any Transaction Document, Grantor shall be entitled to receive and to retain and use any and all interest and distributions paid in respect of the Investment Collateral; provided, however, that, any and all such interest and such distributions received in the form of capital stock, or other Equity Interests, certificated securities, warrants, options or rights to acquire any Equity Interests forthwith shall be, and the certificates representing such Equity Interests, if any, forthwith shall be delivered to Collateral Agent for the benefit of Secured Party to hold as Pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other Property of Grantor, and forthwith be delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements in suitable form for transfer by delivery or accompanied by executed and undated instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent).

14. Rights During Event of Default. With respect to any Investment Collateral, so long as an Event of Default has occurred and is continuing:

14.1 Voting, Dividend, and Distribution Rights. At the option of Collateral Agent, all rights of Grantor to exercise the voting and other consensual rights which Grantor would otherwise be entitled to exercise pursuant to Section 13.1 above, and to receive the interest and distributions which Grantor would otherwise be authorized to receive and retain pursuant to Section 13.2 above, shall cease, and all such rights thereupon shall become vested in Collateral Agent for the benefit of Secured Party which thereupon shall have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such interest and distributions.

14.2 Dividends and Distributions Held in Trust. All distributions which are received by Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor, and forthwith shall be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

14.3 Irrevocable Proxy. Grantor does hereby revoke all previous proxies with regard to the Investment Collateral and appoints Collateral Agent for the benefit of Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders or other equity holders of the Persons that issued the Investment Collateral and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy, and to execute any and all written consents of shareholders or other equity holders of such Persons executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meetings or had personally voted its shares or other interests or had personally signed the written consents; provided, however, that this proxy shall be effective only upon the occurrence and during the continuance of an Event of Default. Grantor hereby authorizes Collateral Agent to substitute another Person as the proxyholder and, upon the occurrence and during the continuance of any Event of Default, hereby authorizes the proxyholder to file this proxy and any substitution instrument with the secretary or other appropriate official of the appropriate Person. This proxy is coupled with an interest and is irrevocable until the Discharge of all of the Secured Obligations has occurred.

15. Attorney-in-Fact. Grantor hereby irrevocably nominates and appoints Collateral Agent as its attorney-in-fact for the benefit of Secured Party for the following purposes: (a) to do all acts and things which Collateral Agent may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Grantor is obligated to do under this Agreement, at the expense of Grantor and without any obligation to do so; (c) to prepare, sign, file and/or record, for Grantor, in the name of Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Collateral Agent necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Collateral Agent’s security interests therein; and (e) upon the occurrence and during the continuance of an Event of Default, to endorse and transfer the Pledged Collateral to any transferee or designee; provided, however, that Collateral Agent shall be under no obligation whatsoever to take any of the foregoing actions, and if Collateral Agent so acts, it shall have no liability or responsibility for any such action taken with respect thereto absent gross negligence, bad faith or actual malice. The foregoing power of attorney is coupled with an interest and is irrevocable.

16. Costs and Expenses. Grantor agrees to pay to Collateral Agent all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Collateral Agent in the enforcement or attempted enforcement of this Agreement (including in connection with any workout, restructuring, bankruptcy, insolvency or other similar proceeding), whether or not an action is filed in connection therewith, and in connection with any waiver, supplementation, extension, renewal or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Collateral Agent in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of Grantor under the Transaction Documents), or in the enforcement or attempted enforcement thereof (including in connection with any workout, restructuring, bankruptcy, insolvency or other similar proceeding), shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Collateral Agent by Grantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Collateral Agent Agreement.

17. Statute of Limitations and Other Laws. Until the Discharge of all Secured Obligations shall have been occurred, the power of sale and all other rights, privileges, powers and remedies granted to Collateral Agent hereunder shall continue to exist and may be exercised by Collateral Agent for the benefit of Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law. In the event of any conflict between this Agreement and the First Lien Intercreditor Agreement, the provisions of the First Lien Intercreditor Agreement shall govern and control.

18. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth herein in full.

19. Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Secured Party, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (and whether by litigation, settlement, demand or otherwise), all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

20. Covenant Not to Issue Certificated Securities. Grantor represents and warrants to Secured Party that all of the membership interests and member’s interests in the Issuers are in uncertificated form (as contemplated by Article 8 of the NUCC), and covenants to Secured Party that it will not cause the Issuers to issue any membership interests or member’s interests in certificated form or seek to convert all or any part of its existing membership or member’s interests in the Issuers into certificated form (as contemplated by Article 8 of the NUCC). The foregoing representations, warranties and covenants shall survive the execution and delivery of this Agreement.

21. Covenant Not to Dilute Interests of Secured Party in Pledged Securities. Grantor represents, warrants and covenants to Secured Party that it will not at any time cause or permit any Issuer to issue any additional Equity Interests, or any warrants, options or other rights to acquire any additional Equity Interests, if the effect thereof would be to dilute in any way the interests of Collateral Agent for the benefit of Secured Party in any Pledged Securities or in any Issuer.

22. Release of Grantor. This Agreement and all obligations of Grantor hereunder shall be released by Collateral Agent in accordance with the terms of the Credit Agreement and the Collateral Agent Agreement and at such time Collateral Agent shall return any Pledged Collateral to Grantor, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantor, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Collateral Agent’s interests for the benefit of Secured Party arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantor.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

24. Additional Powers and Authorization. Collateral Agent has been appointed as the Collateral Agent hereunder pursuant to the Collateral Agent Agreement and shall be entitled to the benefits of the Transaction Documents. Notwithstanding anything contained herein to the contrary, Collateral Agent may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral pledged hereunder), title, right or power deemed necessary for the purposes of such appointment.

25. Governing Law; Jurisdiction; Etc.

25.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA.

25.2 SUBMISSION TO JURISDICTION. GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA SITTING IN CLARK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF NEVADA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEVADA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

25.3 WAIVER OF VENUE. GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

25.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

26. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

27. Notices.

27.1 Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the appropriate party (a) with respect to Grantor, the Issuers and the Collateral Agent, at the address set forth on the signature pages of this Agreement or to such other address as may be designated such Person in a written notice sent to all other parties in accordance with this Section and (b) with respect to the Secured Party, at the address designed for such party in the Credit Agreement or to such other address as may be designated such Person in a written notice sent to all other parties in accordance with this Section. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

27.2 Electronic Communications. Notices and other communications to the Secured Party may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Collateral Agent, provided that the foregoing shall not apply to notices to any Secured Party if that Secured Party has notified the Collateral Agent that it is incapable of receiving notices by electronic communication. The Collateral Agent or Grantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

27.3 Receipt of Electronic Communications. Unless the Collateral Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

28. Gaming Approvals. Secured Party acknowledges that the Pledged Securities may include stock or membership interests in Persons which may currently have or may hereafter obtain a gaming license from a Gaming Board and that in the event a gaming license is held or obtained by an Issuer then (a) the pledge of any such Pledged Securities shall not be effective without the prior approval of the Nevada Gaming Commission, (b) any Certificates with respect to such Issuer which are part of the Pledged Securities may be required to be maintained at all times by the Collateral Agent at a location in the State of Nevada and (c) foreclosure, transfer or other enforcement of the security interest on any such Pledged Securities may require Gaming Approvals from the certain Gaming Boards. Secured Party agrees that Collateral Agent shall be entitled to reasonably cooperate with any Gaming Board to facilitate Borrower or any of its Subsidiaries obtaining gaming licenses to facilitate the operation of CityCenter and Collateral Agent shall be permitted, in its discretion, to release any Pledged Securities that a Gaming Board requires be released from the lien created pursuant to this Agreement in order for Borrower or its Subsidiaries to obtain a gaming license to facilitate the operation of CityCenter. In the event any such Pledged Collateral is released from the lien hereof, Grantor agrees that it will thereafter diligently pursue obtaining all necessary Gaming Approvals of Gaming Boards to pledge any Pledged Collateral which was so released.

29. Consent to Issuers’ Agreement. Grantor hereby consents to the covenants and agreements of the Issuers set forth in Section 30.

30. Acknowledgement and Agreement of the Issuers.

30.1 Grantor’s Agreements. Each Issuer acknowledges and consents to the Grantor’s agreements set forth in the foregoing provisions of this Agreement.

30.2 Membership Interests. Each Issuer agrees not to (i) issue any membership interests, member’s interests or other equity interest in certificated form or (ii) convert all or any part of any existing membership interests or member’s interests of such Issuer into certificated form (as contemplated by Article 8 of the NUCC).

30.3 Collateral Agent Orders. Each Issuer agrees that it will comply with any and all orders originated by Collateral Agent with respect to the Pledged Securities, including, without limitation, orders from Collateral Agent to make Collateral Agent or any purchaser or transferee, the registered holder or registered owner of the Pledged Securities, in each case without further consent by Grantor or any other Person.

[The balance of this page is intentionally left blank.]

IN WITNESS WHEREOF, Grantor hereby certifies that this Agreement is true and correct, that Grantor’s execution of this Agreement as of the date first written above is duly authorized, signed and sealed (if applicable) on behalf of Grantor, and that the execution of this Agreement was the free act and deed of Grantor.

GRANTOR:

CITYCENTER LAND, LLC,
a Nevada limited liability company

By:	CityCenter Holdings, LLC,
a Delaware limited liability company, its sole member

	By:	Project CC, LLC,
a Nevada limited liability company, its managing member

		By:	/s/ William M. Scott IV
		Name:	William M. Scott IV
		Title:	Authorized Signatory

Address for notices:

c/o MGM Resorts International
3600 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: General Counsel
Facsimile: (702) 693-7628

STATE OF	Nevada	)
) ss
COUNTY OF	Clark	)

This instrument was acknowledged before me on January 10, 2011, 2011 by William M. Scott IV, as Authorized Signatory of Project CC, LLC, a Nevada limited liability company, the managing member of CityCenter Holdings, LLC, a Delaware limited liability company, the sole member of CityCenter Land, LLC, a Nevada limited liability company, as Grantor.

/s/ Susan M. Walker
(Signature of Notarial Officer)

My commission expires: September 30, 2012

[AFFIX NOTARY SEAL]

IN WITNESS WHEREOF, Collateral Agent hereby certifies that this Agreement is true and correct, that Collateral Agent’s acknowledgment and agreement to this Agreement as of the date first written above is duly authorized, signed and sealed (if applicable) on behalf of Collateral Agent, and that the acknowledgement and agreement to this Agreement were the free acts and deeds of Collateral Agent.

COLLATERAL AGENT:
BANK OF AMERICA, N.A.
a national banking association, as Collateral Agent

By:	/s/ Maurice E. Washington
Name:	Maurice E. Washington
Title:	Vice President

Address for notices:

Bank of America, NA., as Collateral Agent
GCIB Agency Management Central I
901 Main St., 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202-3714
Attention: Maurice E. Washington, Vice President Telephone: (214) 209-4128
Facsimile: (214) 290-9544

STATE OF	Texas	)
) ss
COUNTY OF	Dallas	)

This instrument was acknowledged before me on                     , 2011 by Maurice E. Washington, as Vice President of Bank of America, N.A., a national banking association, as Collateral Agent.

/s/ Doris E. Boone
(Signature of Notarial Officer)

My commission expires: July 5, 2013

[AFFIX NOTARY SEAL]

IN WITNESS WHEREOF, each Issuer hereby certifies that this Agreement is true and correct, that each Issuer’s acknowledgment and agreement to this Agreement as of the date first written above is duly authorized, signed and sealed (if applicable) on behalf of such Issuer, and that the acknowledgement and agreement to this Agreement were the free acts and deeds of each Issuer.

ISSUERS:

CITYCENTER VDARA DEVELOPMENT, LLC, a Nevada limited liability company

CITYCENTER VEER TOWERS DEVELOPMENT, LLC, a Nevada limited liability company

CITYCENTER HARMON DEVELOPMENT, LLC, a Nevada limited liability company

CITYCENTER BOUTIQUE RESIDENTIAL DEVELOPMENT, LLC, a Nevada limited liability company

ARIA RESORT & CASINO HOLDINGS, LLC (fka Aria Hotel & Casino Holdings, LLC), a Nevada limited liability company

THE CRYSTALS AT CITYCENTER, LLC, a Nevada limited liability company

CITYCENTER HARMON HOTEL HOLDINGS, LLC, a Nevada limited liability company

CITYCENTER BOUTIQUE HOTEL HOLDINGS, LLC, a Nevada limited liability company

Each of the foregoing by CityCenter Land, LLC, a Nevada limited liability company, its managing member

By:	CityCenter Holdings, LLC, a Delaware limited liability company, its sole member

	By:	Project CC, LLC, a Nevada limited liability company, its managing member

	By:	/s/ William M. Scott IV
	Name:	William M. Scott IV
	Title:	Authorized Signatory

[Issuers’ address for notices, as well as the notary acknowledgment for Issuers, is continued on the next page]

[Continued from the signatures on behalf of Issuers, from the previous page]

Address for notices for each Issuer:

c/o MGM Resorts International 3600 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: General Counsel Facsimile: (702) 693-7628

STATE OF	Nevada	)
		)	ss
COUNTY OF	Clark	)

This instrument was acknowledged before me on January 10, 2011, 2011 by William M. Scott IV, as Authorized Signatory of Project CC, LLC, a Nevada limited liability company, the managing member of CityCenter Holdings, LLC, a Delaware limited liability company, the sole member of CityCenter Land, LLC, a Nevada limited liability company, the managing member of each Issuer listed above.

/s/ Susan M. Walker
(Signature of Notarial Officer)

My commission expires: September 30, 2012

[AFFIX NOTARY SEAL]